As filed with the Securities and Exchange Commission on February 27, 2020

Registration No. 333-229028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 7 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIT BOXX HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5940	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification number)

13/F, Le Diamant

703 Nathan Road

Mongkok, Kowloon

Hong Kong

Tel: +852.2944.6856

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Yiu Kwong Chan

Chief Executive Officer

13/F, Le Diamant

703 Nathan Road

Mongkok, Kowloon

Hong Kong

Tel: +852.2944.6856

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 21st Floor, CCB Tower 3 Connaught Road Central Hong Kong SAR Tel: +852.3923.1111 Fax: +852.3923.1100	Ralph De Martino, Esq. Cavas Pavri, Esq. Schiff Hardin LLP 901 K Street NW Suite 700 Washington, DC 20001 Tel: +1.202.778.6400 Fax: +1.202.778.6460

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value US$0.000003 per share	2,300,000	$6.50	$14,950,000	$1,940.51
Underwriter Warrants(2)	161,000	-	-	-
Ordinary shares underlying Underwriter Warrants(2)	161,000	$7.80	$1,255,800	163.00
Total	2,461,000	$-	$16,205,800	$2,103.51	(4)

(1)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. Includes up to 300,000 ordinary shares, subject to the underwriter’s over-allotment option.

(2)	We have agreed to issue, on the closing date of this offering, warrants to our underwriter, WestPark Capital, Inc. (the “Underwriter”), in an amount equal to 7% of the aggregate number of ordinary shares sold by the Registrant (the “Underwriter Warrants”). The exercise price of the Underwriter Warrants is equal to 120% of the price of the ordinary shares offered hereby.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(4)	$3,210.62 previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 is being filed solely for the purpose of filing an exhibit to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 7 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 5 to the Registration Statement, filed on December 11, 2019.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers

We are a Cayman Islands company. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  Our articles of association provide for indemnification of our officers and directors (but not including our auditors) for any liability incurred in their capacities as such, except where there is dishonesty or fraud on the part of such officers or directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On June 12, 2015, we effected a 1-to-100 stock split, following which each share of par value HK$1.00 in our share capital was subdivided into one hundred shares, each of par value HK$0.01. The following numbers have been adjusted to reflect the stock split.

Purchaser	Date of Issuance	Number of Ordinary Shares		Consideration in Hong Kong Dollars	Underwriting Discount and Commission
Kevin Butler	May 14, 2015	100	*	1.00	Not applicable
Faith Elite Limited	December 10, 2015	9,900		(Note)	Not applicable
	January 6, 2016	5,206		52.06	Not applicable
Global Excellent Inc Limited	January 6, 2016	1,292		3,387,500.00	Not applicable
Hang Kong Investment Consulting Limited	January 6, 2016	1,292		3,387,500.00	Not applicable
National Pride Limited	December 10, 2015	733		(Note)	Not applicable
	January 6 2016	571		5.71	Not applicable
Prime View Enterprises Limited	December 10, 2015	509		(Note)	Not applicable
	January 6, 2016	397		3.97	Not applicable

*	1 ordinary share of HK$1.00 each before the share split on June 12, 2015.

Note: the entire issued share capital of Fit Boxx HK was transferred to Fit Boxx BVI, a wholly owned subsidiary of our company which in turn issued one fully paid share to us pursuant to a sale and purchase agreement dated December 10, 2015.

We have not issued any shares since January 6, 2016; however, on November 30, 2018, we effected a further 1-to-450 stock split, following which each share of par value of HK$0.01 in our share capital was subdivided into 450 shares, each of par value of HK$1/45,000.

ITEM 8. Exhibits and Financial Statement Schedules

(a).	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Underwriting Agreement*
3.1	Memorandum and Articles of Association*
3.2	Amended and Restated Memorandum and Articles of Association (effective upon closing of the offering)*
4.1	Registrant’s Specimen Certificate for Ordinary Shares*
4.2	Form of Underwriter’s Warrant*
5.1	Opinion of Conyers Dill & Pearman as to the legality of the shares*
5.2	Opinion of Loeb & Loeb LLP as to the legality of the underwriter’s warrants*
10.1	English translation of the agreement between Fit Boxx HK and USAEXPRESS CO., LTD*
10.2	English translation of the agreement among Fit Boxx HK, Shenzhen Hanfei Cosmetics Co., Ltd. and Adam Chen*
10.3	English translation of the agreement between Fit Boxx HK and APOLLO IPL INC. dated March 1, 2018*
10.4	English translation of the agreement among Fit Boxx Shenzhen, Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd. (Silkn)*
10.5	English translation of the agreement among Fit Boxx Shenzhen, Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd. (Hoii)*
10.6	Distribution agreement between Fit Boxx HK and Home Skinovations Ltd.*
10.7	Tenancy agreement of warehouse in Hong Kong*
10.8	English translation of tenancy agreement of warehouse in the PRC*
10.9	Tenancy agreement of headquarters in Hong Kong*
10.10	English translation of tenancy agreement of office in the PRC*
10.11	Form of Lock-Up Agreement*
21.1	List of subsidiaries of the Registrant*
23.1	Consent of ZH CPA, LLC
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)*
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)*
23.4	Consent of iResearch*
23.5	Consent of Poi Lam William Yuen*
23.6	Consent of William Mirecki*
23.7	Consent of Catherine Lee*
99.1	Registrant’s Application for Waiver of Requirements of Form 20-F, Item 8.A.4

*	Previously filed

ITEM 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, SAR, on February 27, 2020.

FIT BOXX HOLDINGS LIMITED

/s/ Yiu Kwong Chan
Yiu Kwong Chan
Chief Executive Officer
(principal executive officer)

/s/ Kit Yu Lee
Kit Yu Lee
Chief Financial Officer
(principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Yiu Kwong Chan	Chief Executive Officer and Chairman
Yiu Kwong Chan	(Principal executive officer)

/s/ Kit Yu Lee	Chief Financial Officer
Kit Yu Lee	(Principal financial officer and principal accounting officer)

/s/ Kin Wai Ho	Director
Kin Wai Ho

INDEX TO EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Underwriting Agreement*
3.1	Memorandum and Articles of Association*
3.2	Amended and Restated Memorandum and Articles of Association (effective upon closing of the offering)*
4.1	Registrant’s Specimen Certificate for Ordinary Shares*
4.2	Form of Underwriter’s Warrant*
5.1	Opinion of Conyers Dill & Pearman as to the legality of the shares*
5.2	Opinion of Loeb & Loeb LLP as to the legality of the underwriter’s warrants*
10.1	English translation of the agreement between Fit Boxx HK and USAEXPRESS CO., LTD*
10.2	English translation of the agreement among Fit Boxx HK, Shenzhen Hanfei Cosmetics Co., Ltd. and Adam Chen*
10.3	English translation of the agreement between Fit Boxx HK and APOLLO IPL INC. dated March 1, 2018*
10.4	English translation of the agreement among Fit Boxx Shenzhen, Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd. (Silkn)*
10.5	English translation of the agreement among Fit Boxx Shenzhen, Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd. (Hoii)*
10.6	Distribution agreement between Fit Boxx HK and Home Skinovations Ltd.*
10.7	Tenancy agreement of warehouse in Hong Kong*
10.8	English translation of tenancy agreement of warehouse in the PRC*
10.9	Tenancy agreement of headquarters in Hong Kong*
10.10	English translation of tenancy agreement of office in the PRC*
10.11	Form of Lock-Up Agreement*
21.1	List of subsidiaries of the Registrant*
23.1	Consent of ZH CPA, LLC
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)*
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)*
23.4	Consent of iResearch*
23.5	Consent of Poi Lam William Yuen*
23.6	Consent of William Mirecki*
23.7	Consent of Catherine Lee*
99.1	Registrant’s Application for Waiver of Requirements of Form 20-F, Item 8.A.4

*	Previously filed